Exhibit 10.5

PERFORMANCE UNDERTAKING

THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of November 6, 2025, is executed by Sinclair Broadcast Group, LLC, a Maryland limited liability company (“Parent” or “Performance Guarantor”), in favor of Wells Fargo Bank, N.A., as administrative agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns, “Administrative Agent”).
RECITALS

1.    Sinclair Television Group, Inc., a Maryland corporation (“Sinclair”), together with any other “Originator” from time to time party to the Sale Agreement, each an “Originator” and collectively, the “Originators”, Sinclair, as initial master servicer (in such capacity, the “Initial Master Servicer” and together with any assignee of the Initial Master Servicer that is an Affiliate of the Parent (any such Person, a “Successor Master Servicer” and together with the Initial Master Servicer, the “Master Servicer”) and the Master Servicer together with each of the Originators, each a “Covered Entity”, and collectively, the “Covered Entities” and Sinclair Finance SPV, LLC, a Delaware limited liability company (“Borrower”) have entered into a Receivables Sale Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, will from time to time on and after the Closing Date sell and/or contribute their respective right, title and interest in their Receivables to Borrower.
2.    Pursuant to the Receivables Financing Agreement (hereinafter defined), the Master Servicer has agreed to act as master servicer under the Receivables Financing Agreement and in that capacity has agreed, among other things, to service the Receivables.
3.    Each of the Covered Entities is a Subsidiary of Performance Guarantor, and Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale and/or contribution of Receivables by the Covered Entities to Borrower pursuant to the Sale Agreement and the servicing of the Receivables by the Master Servicer (which benefits are hereby acknowledged).
4.    As an inducement for the Lenders from time to time party to the Receivables Financing Agreement to make Loans pursuant to the Receivables Financing Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by the Covered Entities of their respective obligations under the Sale Agreement, the Receivables Financing Agreement and the other Transaction Documents, as applicable.
5.    Performance Guarantor wishes to guaranty the due and punctual performance by the Covered Entities of their respective obligations under or in respect of the Sale Agreement, the Receivables Financing Agreement and the other Transaction Documents as provided herein.
AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which Performance Guarantor hereby acknowledges, Performance Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or, if not defined therein, in the Receivables Financing Agreement. In addition:
“Receivables Financing Agreement” means that certain Receivables Financing Agreement, dated as of the date hereof, among Borrower, Master Servicer, the lenders from time to time party thereto (each, together with its successors and permitted assigns, a “Lender” and all, together with their successors and assigns, the “Lenders”), and the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.
“Obligations” means, collectively, all covenants, agreements, duties, indemnities and other obligations to be performed or observed by any Covered Entity under and pursuant to the Sale Agreement, the Receivables Financing Agreement and each of the other Transaction Documents, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Covered Entity under and in accordance with the Sale Agreement, the Receivables Financing Agreement or any other Transaction Document, whether for fees, expenses (including Attorney Costs), indemnified amounts or otherwise, whether upon any termination or for any other reason.
Section 2. Guaranty of Performance of Obligations.
(a)    Performance Guarantor hereby guarantees to Administrative Agent, the full and punctual payment and performance by the Covered Entities of their respective Obligations. For the avoidance of doubt, but without limiting the scope of the Obligations, Performance Guarantor shall have no obligation to guaranty any obligations of the Obligors under Contracts related to Pool Receivables.
(b)    This Undertaking is an absolute, unconditional and continuing undertaking of the full and punctual performance of all of the Obligations under the Sale Agreement, the Receivables Financing Agreement and each of the other Transaction Documents and is in no way conditioned upon any requirement that Administrative Agent first attempt to collect any payment Obligations from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of the Administrative Agent, or any Lender in favor of any Covered Entity or any other Person or other means of obtaining payment in respect of any Obligations. Should any Covered Entity default in the payment or performance of any of its Obligations, Administrative Agent (or its assigns) may cause the immediate performance or payment by Performance Guarantor of the Obligations of such Covered Entity, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, for the avoidance of doubt, it is expressly acknowledged and agreed that (i) this Undertaking is not a guarantee of the collection of any of the Receivables, and Performance Guarantor shall not be responsible for any Obligations to the extent the failure to pay or perform such Obligations by any Covered Entity results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition resulting in the inability to pay in respect of an Obligor and (ii) the guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Receivable by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

Section 3. Reinstatement, etc. The Performance Guarantor further agrees that, to the extent that any Person makes a payment or payments to the Administrative Agent or any Lender in respect of any Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Person or to the estate, trustee, or receiver of such Person or to any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
Section 4. Confirmation. Performance Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Administrative Agent, the Covered Entities, Master Servicer and the Lenders, as applicable, with Performance Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with Performance Guarantor’s full knowledge and consent.
Section 5. Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Administrative Agent (and its assigns), forthwith upon demand in funds immediately available to Administrative Agent, all reasonable costs and expenses (including court costs and Attorney Costs) incurred or expended by Administrative Agent in connection with the enforcement of this Undertaking, together with, without duplication, interest on amounts recoverable under this Undertaking from the time when such amounts become due hereunder until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the lesser of (a) the Alternative Base Rate for each date during such period and (b) the maximum interest rate permitted by Applicable Law.
Section 6. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Administrative Agent (or its assigns) in reliance on this Undertaking, and any requirement that Administrative Agent (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of the Termination Date, any Event of Termination, any other default or omission by any Covered Entity or asserting any other rights of Administrative Agent under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Covered Entity, on a continuing basis, information concerning the financial condition of such Covered Entity, and that it is not relying on Administrative Agent to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Administrative Agent (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Covered Entity and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Administrative Agent in its reasonable discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 10 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time (except that any such extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations, if duly granted or agreed to be granted in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Undertaking is required to perform or cause to be performed); (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of the Termination Date, any Event of Termination or any default with respect to the Obligations or any part thereof or any agreement relating thereto (except that any such waiver, if duly granted, agreed to be granted or made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Undertaking is required to perform or cause to be performed); (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof (except that any such release, surrender, compromise, settlement, waiver, subordination or modification, if duly granted, agreed to be granted or made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Undertaking is required to perform or cause to be performed); (e) the enforceability, validity, binding effect, legality, subordination or disaffirmance of the Obligations or any part thereof or the genuineness, enforceability or validity or amendment, restatement, modification or supplement of, or waiver of compliance with, any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations or any part thereof or amounts which are not covered by this Undertaking even though Administrative Agent (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Covered Entity in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of any Covered Entity to perform or comply with any term of the Sale Agreement, the Receivables Financing Agreement or any other document executed in connection therewith or delivered thereunder, in each case whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 6.
Section 7. Unenforceability of Obligations Against Covered Entities. Notwithstanding (a) any change of ownership of any Covered Entity; (b) the insolvency, bankruptcy or any other change in the legal status of any Covered Entity; (c) the change in or the imposition of any Applicable Law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (d) the failure of any Covered Entity or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (e) if any of the moneys included in the Obligations have become irrecoverable from the applicable Covered Entity for any other reason other than payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Covered Entity or for any other reason with respect to any Covered Entity, all such amounts then due and owing with respect to the Obligations under the terms of the Sale Agreement, the Receivables Financing Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall if not paid or performed by such Covered Entity be immediately due and payable by Performance Guarantor.

Section 8. Representations and Warranties. The Performance Guarantor hereby represents and warrants to the Administrative Agent as of the date hereof, as of each Settlement Date and as of the date of each Loan and Release, that:
(a)    Due Organization and Qualification. The Performance Guarantor is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of Maryland and the Performance Guarantor has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Undertaking and (ii) perform its obligations under this Undertaking and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Undertaking have been duly authorized by the Performance Guarantor by all necessary action.
(c)    No Conflict or Violation. The execution, delivery and performance by the Performance Guarantor of this Undertaking, and the fulfillment of the terms of this Undertaking will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor, (ii) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Operating Agreement, or any indenture, sale agreement, credit agreement (including the Sinclair Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound which in each case could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) conflict with or violate any Communications Law or any other material Applicable Law respecting the Performance Guarantor or any other Sinclair Party.
(d)    Binding Obligations. This Undertaking has been duly executed and delivered by the Performance Guarantor and constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(i)    None of (i) the Performance Guarantor, any Subsidiary or, to the knowledge of the Performance Guarantor or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Performance Guarantor, any agent of the Performance Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons; or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(ii)    Each of the Performance Guarantor and its Subsidiaries has implemented and maintains in effect policies and procedures designed to promote compliance by the Performance Guarantor and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iii)    Each of the Performance Guarantor and its Subsidiaries, and to the knowledge of the Performance Guarantor, each director, officer, employee, agent and Affiliate of the Performance Guarantor and each such Subsidiary, is in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and applicable Sanctions.
(iv)    No proceeds of any Credit Extension have been used, directly or indirectly, by the Performance Guarantor, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(x) of the Receivables Financing Agreement.
(v)    Neither the Performance Guarantor nor any of its Subsidiaries (i) is a “covered foreign person” as that term is used in the Outbound Investment Rules or (ii) currently engages, or has any present intention to engage in the future, directly or indirectly, in (A) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (B) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Performance Guarantor were a United States Person or (C) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Undertaking.
(f)    Solvency. The Performance Guarantor and its Subsidiaries, on a consolidated basis, are, and after giving effect to the transactions contemplated by this Undertaking and the other Transaction Documents, will be, Solvent.
(g)    Investment Company Act. The Performance Guarantor is not an “investment company” registered or required to be registered under the Investment Company Act.
(h)    Compliance with Laws. The Performance Guarantor has complied with all Applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(i)    Opinions. The facts regarding the Sinclair Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Undertaking and the Transaction Documents are true and correct in all material respects.
(j)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge overtly threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Undertaking or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Undertaking or any other Transaction Document; (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Undertaking or any of the other Transaction Documents or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
(k)    No Material Adverse Effect. Since December 31, 2024, no event has occurred that could reasonably be expected to have a Material Adverse Effect.
(l)    ERISA.
(i)    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.
(ii)    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) no Plan has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (iii) neither any Sinclair Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither any Sinclair Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (v) neither any Sinclair Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be subject to Section 4069 or 4212(c) of ERISA.
(m)    Plan Assets. None of the Sinclair Parties or Subsidiaries is an entity deemed to hold “plan assets” within the meaning of the Plan Asset Regulations.
(n)    Sinclair Credit Agreement. The facility established by the Receivables Financing Agreement and the other Transaction Documents constitutes a “Permitted Receivables Financing” and the Borrower constitutes a “Receivables Subsidiary”, in each case as defined in the Sinclair Credit Agreement.
(o)    Due Qualification and Licenses.
(i)    The Performance Guarantor has all requisite power and authority, material Operating Agreements and Licenses to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending FCC License renewal applications and, as a result, may be operating under such FCC Licenses pursuant to provisions of the Communications Laws that keep such FCC Licenses in effect until the FCC has taken final action on such renewal applications). Each material Operating Agreement and License was duly and validly issued pursuant to procedures which comply in all material respects with all requirements of Applicable Law. As of the Closing Date and at all times thereafter, the Performance Guarantor has the right to use all material Licenses required in the ordinary course of business for all Stations and any Permitted Business, and each such License is in full force and effect (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending FCC License renewal applications and, as a result, may be operating under such

FCC Licenses pursuant to provisions of the Communications Laws that keep such FCC License in effect until the FCC has taken final action on such renewal applications). The Performance Guarantor has taken all material actions and performed all of its material obligations that are necessary to maintain all material Licenses without adverse modification or impairment. No event has occurred which (1) has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or any order of forfeiture with respect to, any material License or (2) materially and adversely affects or could reasonably be expected in the future to materially and adversely affect the rights of the Performance Guarantor thereunder. Each FCC License is held by a wholly-owned Subsidiary of the Performance Guarantor and in accordance with Applicable Law. None of the FCC Licenses requires that any present stockholder, director, officer or employee of the Performance Guarantor remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.
(ii)    Excluding any customary applications filed with the FCC seeking the renewal of a FCC License for so long as no Person has filed with the FCC a Petition to Deny such application, no Sinclair Party is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of the material Licenses of any such Person. No Sinclair Party has any reason to believe that any material Licenses of any Sinclair Party will not be renewed in the ordinary course. Each Sinclair Party (a) has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communication Act or pursuant to FCC Regulations or requests of any regulatory body having jurisdiction over any of its Licenses, (b) has submitted to the FCC on a timely basis all required equal employment opportunity reports, and (c) is in compliance with the Communications Laws, including all FCC Regulations relating to the broadcast of television signals, all FCC Regulations concerning the limits on the duration of advertising in children’s programming and the record keeping obligations relating to such advertising, the Children’s Television Act and all FCC Regulations promulgated thereunder and all equal employment opportunity-related FCC Regulations, except where the failure to timely file or submit to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Sinclair Parties maintain appropriate public files for the Stations in a manner that complies in all material respects with all FCC Regulations.
Section 9. Covenants. Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, it shall observe and perform the following covenants:
(a)    Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(b)    Preservation of Existence and Franchises. The Performance Guarantor shall keep in full force and effect its existence and rights as a limited liability company or other entity under the laws of the State of Maryland. The Performance Guarantor shall obtain and preserve its Licenses and qualification to do business in each jurisdiction in which the conduct of its business as required by this Undertaking requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Structural Changes. The Performance Guarantor shall not permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, unless (i) in the case of a merger or consolidation, the Performance Guarantor is the surviving entity and both (x) no Change in Control shall result and (y) no Event of Termination or Unmatured Event of Termination has occurred and is continuing or would result therefrom or (ii) the Performance Guarantor has (x) received the prior written consent of the Administrative Agent and (y) delivered to the Administrative Agent all instruments and other documents and opinions reasonably requested by the Administrative Agent in connection with such change.
(d)    Actions Contrary to Separateness. It shall not take any action inconsistent with the terms of Section 8.03 of the Receivables Financing Agreement or Section 6.2 of the Sale Agreement.
(e)    Collections. In the event any Collections are remitted directly to the Performance Guarantor, it shall remit (or shall cause all such payments to be remitted) directly to a Collection Account within two (2) Business Days after payment thereof, and at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held for the exclusive benefit of the Borrower and its assigns.
(f)    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Performance Guarantor will, and will cause each of its Subsidiaries to (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Performance Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
(g)    Ownership and Control. The Performance Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of each Covered Entity and Borrower. Without limiting the generality of the foregoing, the Performance Guarantor shall not permit the occurrence of any Change in Control.
(h)    Insurance. The Performance Guarantor will maintain insurance, including, without limitation, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Performance Guarantor as is prudent for similarly situated companies engaged in the television broadcast industry or same industry as any other Permitted Business, as applicable.

Section 10. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Final Payout Date, Performance Guarantor (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Administrative Agent or any Lender against any Covered Entity to the claims of Administrative Agent and the Lenders against any Covered Entity and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any Covered Entity that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (b) after the occurrence and continuance of any default in the payment or performance of any of the Obligations, will not claim any setoff, recoupment or counterclaim against any Covered Entity in respect of any liability of Performance Guarantor to such Covered Entity and (c) waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or the Lenders. The cash payment of any amounts due with respect to any indebtedness of any Covered Entity now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations in accordance with the following sentence. Performance Guarantor agrees that, after the occurrence and continuance of any default in the payment or performance of any of the Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect cash payment of any such indebtedness of any Covered Entity to Performance Guarantor until the Final Payout Date. If, notwithstanding the foregoing sentence, after the occurrence and continuance of any default in the payment or performance of any of the Obligations, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Administrative Agent (and its assigns) and be paid over to Administrative Agent (or its assigns) on account of the Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking.
Section 11. Termination of Undertaking. Performance Guarantor’s obligations hereunder shall continue in full force and effect until the Final Payout Date, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Covered Entity or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Administrative Agent (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Federal Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.
Section 12. Effect of Bankruptcy. This Undertaking shall survive the insolvency of any Covered Entity and the commencement of any case or proceeding by or against any Covered Entity under the Federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Federal Bankruptcy Code with respect to any Covered Entity or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which such Covered Entity is subject shall postpone the obligations of Performance Guarantor under this Undertaking.
Section 13. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding, subject to the applicable exceptions specified in Section 5.03 of the Receivables Financing Agreement. If the Performance Guarantor is required by Applicable Law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Administrative Agent or the Lenders, as applicable, receive a net sum equal to the sum which it would have received had no deduction or withholding been made; provided that any payments to be made to the Administrative Agent or any Lender shall be subject to compliance by such Person with Section 5.03(f) of the Receivables Financing Agreement.
Section 14. Indemnities by Performance Guarantor. Without limiting any other rights that the Administrative Agent or the Lenders may have hereunder or under Applicable Law, Performance Guarantor hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, the Lenders and their respective successors, assigns, officers, directors, agents and employees (each a “PG Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including Attorney Costs in suits by parties to the Transaction Documents against one another and by third parties (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of: (i) any breach by Performance Guarantor of any of its obligations or duties under this Undertaking; (ii) the inaccuracy of any representation or warranty made by Performance Guarantor hereunder or in any certificate or statement delivered pursuant hereto; or (iii) the failure by Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Undertaking, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Obligations or otherwise excluding, however, in all of the foregoing instances:
(i)    Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from the gross negligence or willful misconduct on the part of the PG Indemnified Party seeking indemnification;
(ii)    Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor; or
(iii)    Indemnified Amounts to the extent the same are Taxes (other than (I) as specifically enumerated above and (II) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim).
Section 15. Further Assurances. Performance Guarantor will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent (or its assigns) may reasonably request from time to time in order to carry out the intent and purposes of this Undertaking more effectively and the transactions contemplated by this Undertaking.
Section 16. Successors and Assigns. This Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Administrative Agent and its successors and assigns. The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of the Administrative Agent (with the consent of all Lenders). The Performance Guarantor acknowledges that pursuant to the Receivables Financing Agreement, Borrower intends to assign or otherwise transfer its rights under the Sale Agreement, any other documents executed in connection therewith or delivered thereunder or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, to the Administrative Agent and/or the Lenders, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Administrative Agent herein. Each of the parties hereto hereby agrees that each of the Lenders shall be third-party beneficiaries of this Undertaking.
Section 17. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent (with the consent of the Majority Lenders) and Performance Guarantor. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 18. Notices. All communications and notices provided for hereunder shall be in writing (including email, bank wire, facsimile or electronic transmission or similar writing) and shall be given to the other parties hereto as follows: if to Performance Guarantor, at the following address, email address or facsimile number:
Sinclair Broadcast Group, LLC
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: Narinder Sahai
Email: nksahai@sbgtv.com

with copies to:

Justin Bray
Email: JLBray@sbgtv.com

David Gibber
Email: dbgibber@sbgtv.com

and if to Administrative Agent, at the address set forth in the Receivables Financing Agreement. Each such notice or other communication shall be effective (a) if given by facsimile or email, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 18.
Section 19. CHOICE OF LAW. THIS UNDERTAKING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
Section 20. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY PERFORMANCE GUARANTOR OR ADMINISTRATIVE AGENT PURSUANT TO THIS

UNDERTAKING, AND EACH OF PERFORMANCE GUARANTOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH OF THE PERFORMANCE GUARANTOR AND ADMINISTRATIVE AGENT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
Section 21. WAIVER OF JURY TRIAL. EACH OF PERFORMANCE GUARANTOR AND ADMINISTRATIVE AGENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS UNDERTAKING, ANY DOCUMENT EXECUTED BY PERFORMANCE GUARANTOR OR ADMINISTRATIVE AGENT PURSUANT TO THIS UNDERTAKING OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 22. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor and the Administrative Agent with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other Applicable Law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Administrative Agent, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
Section 23. Counterparts. This Undertaking may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart.
Section 24. USA PATRIOT Act. The Administrative Agent hereby notifies the Performance Guarantor on behalf of the Lenders that pursuant to the requirements of the USA PATRIOT Act, the Lenders are required to obtain, verify and record information that identifies the Performance Guarantor and its Subsidiaries participating in the related transaction, which information includes the name and address of the Performance Guarantor and such Subsidiaries and other information that will allow such Lenders to identify such parties in accordance with the USA PATRIOT Act.

Section 25. Set-off. The Administrative Agent (and its assigns) is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent (including by any branches or agencies of the Administrative Agent) to, or for the account of, the Performance Guarantor against amounts owing by the Performance Guarantor hereunder (even if contingent or unmatured); provided that the Administrative Agent shall notify the Performance Guarantor promptly following such setoff.

IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

PERFORMANCE GUARANTOR:

SINCLAIR BROADCAST GROUP, LLC

By: /s/ Chris Ripley
Name: Christopher Ripley
Title: Chief Executive Officer and President

Agreed to and accepted as of the
date first above written:

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, N.A.

By: /s/ Jonathan Rico
Name: Jonathan Rico
Title: Executive Director